Exhibit 99.1

Farmer Bros. Co. Reports Fiscal Third Quarter 2022 Financial Results

Posts 28% sales growth & 7th consecutive quarter of gross margin expansion

NORTHLAKE, Texas, May 5, 2022 (GLOBE NEWSWIRE) - Farmer Bros. Co. (NASDAQ: FARM) (the “Company”) today reported financial results for its third fiscal quarter ended March 31, 2022.
Third Quarter Fiscal 2022 Highlights:
•Net sales were $119.4 million, an increase of $26.2 million, or 28.2%, from the prior year period due to continued improvement in direct-store-delivery ("DSD") and Direct ship channels
•Gross margin expanded for the seventh consecutive quarter to 29.8% compared to 25.6% in the prior year period
•Net loss improved to $4.0 million compared to a net loss of $13.7 million in the prior year period
•Adjusted EBITDA of $5.0 million was the highest since the onset of COVID, and compares to a negative EBITDA of $0.8 million in the prior year period
•As of March 31, 2022, total debt outstanding was $101.1 million and cash and equivalents were $10.4 million
(*Adjusted EBITDA, a non-GAAP financial measure, is reconciled to its corresponding GAAP measure at the end of this press release.)

Deverl Maserang, Chief Executive Officer, commented, “Our 2022 fiscal third quarter demonstrated continued strong sequential performance improvements driven by economic recovery and our business optimization efforts. We delivered our seventh consecutive quarter of gross margin expansion and achieved our highest adjusted EBITDA since the onset of the COVID-19 pandemic, which speaks to the execution against our strategy that we laid out two years ago. These efforts continue to improve the efficiency of our businesses, and despite the significant constraints posed by the pandemic, have put us in position to drive attractive performance gains as business conditions further recover throughout the 2022 calendar year.”

Third Quarter Fiscal 2022 Results:
Selected Financial Data
The selected financial data presented below under the captions “Income statement data,” “Operating data” and “Other data” summarizes certain performance measures for the three and nine months ended March 31, 2022 and 2021 (unaudited).

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share data)	2022	2021	2022	2021
Income statement data:
Net sales	$119,398	$93,152	$346,205	$294,993
Gross margin	29.8%	25.6%	29.5%	24.6%
Loss from operations	$(3,938)	$(10,395)	$(10,290)	$(32,004)
Net loss	(4,040)	(13,684)	(11,884)	(37,680)
Net loss available to common stockholders per common share—diluted	$(0.23)	$(0.78)	$(0.68)	$(2.17)

Operating data:
Total Green Coffee pounds sold	18,797	18,026	58,466	60,366
Sold through DSD and Other	5,847	5,336	18,309	15,522
Sold through Direct Ship	12,950	12,690	40,157	44,844
EBITDA (1)	$2,577	$(4,800)	$11,055	$3,391
EBITDA Margin (1)	2.2%	(5.2)%	3.2%	1.1%
Adjusted EBITDA (1)(2)	$5,021	$(759)	$13,009	$13,207
Adjusted EBITDA Margin (1)	4.2%	(0.8)%	3.8%	4.5%

Other data:
Capital expenditures related to maintenance	$2,985	$2,042	$7,893	$5,783
Total capital expenditures	3,009	3,133	8,896	12,769
Depreciation & amortization expense	5,791	6,883	18,119	21,231

(1) EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.
(2) Adjusted EBITDA for the nine months ended March 31, 2021 includes $14.4 million of higher amortized gains resulting from the curtailment of the postretirement medical plan in March 2020, which is further described in our consolidated financial statements in the 2021 Form 10-K.

Net sales in the third quarter of fiscal 2022 were $119.4 million, an increase of $26.2 million, or 28.2%, from the prior year period. The increase in net sales primarily reflects continued recovery from the COVID-19 pandemic on both our DSD and Direct Ship network.
Throughout the quarter ended March 31, 2022, DSD sales volumes continued to recover and at quarter-end, posted volume improvements on a year-over-year and quarterly sequential basis. The channel also saw the highest average weekly DSD sales since the onset of the pandemic and is now running more routes over $1 million on an annual sales run-rate basis than seen in many years. During the quarter, DSD saw increased drop sizes amongst longer-term customer sites and continued to see new customer sales growth. The growth was driven by improved volume of green coffee processed and sold, along with improved volume of other beverages, culinary, spice and tea products sold as we continue to experience higher weekly sales volumes compared to prior periods in this reporting timeframe.
Our Direct ship channel sales improved 23.7% during the three months ended March 31, 2022 compared to the prior year period. This was due to higher volumes on Direct ship customers and price changes to customers utilizing commodity-based pricing arrangements where the changes in the green coffee commodity costs are passed on to the customer. This was also due to the recently optimized customer base and recovery from the impact of the COVID-19 pandemic by some of our larger Direct ship customers.
Gross profit in the third quarter of fiscal 2022 was $35.6 million, an increase of $11.7 million, or 48.9% from the prior year gross profit of $23.9 million, and gross margin increased 4.2% to 29.8% compared to 25.6% a year ago. This improvement was primarily due to the effect of the continued recovery from COVID-19 on our DSD channel sales since our DSD channel has higher margins. The increase was also attributable to a decline in our unfavorable production variances and inventory scrap write-downs due to the closure of our aged Houston, Texas plant during the third quarter of fiscal 2021. The price increases and delivery surcharges implemented across our DSD network during the second quarter of fiscal 2022 helped mitigate a portion of the impact of higher supply chain and product costs.
Operating expenses in the third quarter of fiscal 2022 increased $5.2 million, or 15.2%, to $39.5 million, from $34.3 million in the prior year period, and decreased as a percentage of net sales to 33.1% compared to 36.8% in the prior year period. The increase in operating expenses was driven by $4.7 million increase in selling expenses and $0.6 million increase in general and administrative expenses. The increase in selling expenses was primarily due to variable costs, including payroll, associated with the higher net sales, as well as operating costs associated with our new distribution center in Rialto, California. The increase in payroll in both selling and general and administrative expenses was predominately due to the expiration of the temporary 15% reduction in base salaries and the expiration of the 401(k) cash match suspension under the Farmer Bros. Co. 401(k) Plan, which were both cost saving actions implemented in fiscal 2020 due to the COVID-19 pandemic.
Interest expense in the third quarter of fiscal 2022 decreased $1.4 million to $1.6 million from $3.0 million in the prior year period. The decrease in interest expense was principally due to the lower interest rate on our Credit Facilities, and favorable interest rate swap activity.
Other, net in the three months ended March 31, 2022 increased by $1.9 million to income of $1.6 million compared to expense of $0.3 million in the prior year period. The increase was primarily higher mark-to-market net gains on coffee-related derivative instruments not designated as accounting hedges.
Tax expense in the three months ended March 31, 2022 was $89.5 thousand compared to a tax benefit of $60.0 thousand in the three months ended March 31, 2021.
As a result of the foregoing factors, net loss was $4.0 million in the third quarter of fiscal 2022 as compared to a net loss of $13.7 million in the prior year period.
Our capital expenditures for the three months ended March 31, 2022 were $3.0 million, a decrease of $0.1 million compared to the prior year period. This was due to lower investment spending of $1.1 million for several strategic initiatives completed during fiscal 2021, partially offset by higher maintenance capital spend of $0.9 million compared to the prior year period. The higher maintenance capital was mainly due to coffee brewing equipment refurbished and purchased for our DSD customers as volumes have improved. Several key initiatives, including a focus on refurbished coffee brewing equipment to drive cost savings, have helped reduce our purchases as DSD sales volumes return.
As of March 31, 2022, the outstanding principal on our Revolver and Term Loan Credit Facilities was $101.1 million, an increase of $10.1 million from June 30, 2021. Our cash balance increased by $0.1 million, from $10.3 million as of June 30, 2021, to $10.4 million as of March 31, 2022. These changes were primarily due to higher inventory costs and payment of our fiscal 2021 employee incentive program. These uses of cash were partially offset by cash proceeds from the sale of three branch properties during the nine months ended March 31, 2022 and realized hedging gains.

Non-GAAP Financial Measures:
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Non-GAAP Financial Measures section on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.
Adjusted EBITDA was positive $5.0 million in the third quarter of fiscal 2022, as compared to negative $0.8 million in the prior year period, and Adjusted EBITDA Margin was 4.2% in the third quarter of fiscal 2022, as compared to (0.8)% in the prior year period.
About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant, department and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.
Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of $397.8 million in fiscal 2021. The Company’s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, China Mist® and Boyds®.
Investor Conference Call
The Company will host an audio-only investor conference call today, May 5, 2022, at 4:00 p.m. Eastern time (3:00 p.m. Central time) to review the Company’s financial results for the third quarter ended March 31, 2022. The Company’s earnings press release will be available on the Company’s website at www.farmerbros.com under “Investor Relations.”
The call will be open to all interested investors through a live audio web broadcast via the Internet at https://edge.media-server.com/mmc/p/5cwe5vqg and at the Company’s website www.farmerbros.com under “Investor Relations.” The call also will be available to investors and analysts by dialing Toll Free: (877) 270-2148
The audio-only webcast will be archived for at least 30 days on the Investor Relations section of the Farmer Bros. Co. website, and will be available approximately two hours after the end of the live webcast.
Forward-Looking Statements
This press release and other documents we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on September 10, 2021 (the “2021 Form 10-K”) and our subsequent filings with the SEC, as well as other factors described from time to time in our filings with the SEC.
Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, duration of the disruption to our business and customers from the COVID-19 pandemic and severe winter weather, levels of consumer confidence in national and local economic business conditions, the duration and magnitude of the pandemic’s impact on unemployment rates, the success of our strategy to recover from the effects of the pandemic, the success of our turnaround strategy, the execution of our five strategic initiatives, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks, uncertainties and assumptions described from time to time in our filings with the SEC.
Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Net sales	$119,398	$93,152	$346,205	$294,993
Cost of goods sold	83,838	69,274	244,197	222,447
Gross profit	35,560	23,878	102,008	72,546
Selling expenses	27,477	22,767	81,505	71,035
General and administrative expenses	11,595	11,018	34,796	32,334
Net losses (gains) from sales of assets	426	488	(4,003)	(62)
Impairment of fixed assets	—	—	—	1,243
Operating expenses	39,498	34,273	112,298	104,550
Loss from operations	(3,938)	(10,395)	(10,290)	(32,004)
Other (expense) income:
Interest expense	(1,591)	(2,993)	(7,106)	(9,174)
Other, net	1,579	(356)	5,790	17,283
Total other income (expense)	(12)	(3,349)	(1,316)	8,109
Loss before taxes	(3,950)	(13,744)	(11,606)	(23,895)
Income tax expense	90	(60)	278	13,785
Net loss	$(4,040)	$(13,684)	$(11,884)	$(37,680)
Less: Cumulative preferred dividends, undeclared and unpaid	149	144	444	428
Net loss available to common stock holders	$(4,189)	$(13,828)	$(12,328)	$(38,108)
Net loss available to common stockholders per common share—basic	$(0.23)	$(0.78)	$(0.68)	$(2.17)
Net loss available to common stockholders per common share—diluted	$(0.23)	$(0.78)	$(0.68)	$(2.17)
Weighted average common shares outstanding—basic	18,289,815	17,756,619	18,118,469	17,569,026
Weighted average common shares outstanding—diluted	18,289,815	17,756,619	18,118,469	17,569,026

FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	March 31,	June 30,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$10,378	$10,263
Restricted cash	175	175
Accounts and notes receivable, net of allowance for doubtful accounts of $369 and $325, respectively	47,443	40,321
Inventories	100,645	76,791
Short-term derivative assets	6,088	4,351
Prepaid expenses	4,834	5,594
Assets held for sale	—	1,591
Total current assets	169,563	139,086
Property, plant and equipment, net	141,614	150,091
Intangible assets, net	16,456	18,252
Other assets	3,145	4,323
Right-of-use operating lease assets	28,011	26,254
Total assets	$358,789	$338,006
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	63,059	45,703
Accrued payroll expenses	13,662	15,345
Right-of-use operating lease liabilities - current	7,311	6,262
Term loan - current	3,800	950
Short-term derivative liability	1,691	1,555
Other current liabilities	7,834	6,425
Total current liabilities	97,357	76,240
Long-term borrowings under revolving credit facility	54,500	43,500
Term loan - noncurrent	40,894	44,328
Accrued pension liabilities	37,947	39,229
Accrued postretirement benefits	1,007	960
Accrued workers’ compensation liabilities	3,381	3,649
Right-of-use operating lease liabilities	21,175	20,049
Other long-term liabilities	1,822	5,092
Total liabilities	$258,083	$233,047
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized; Series A Convertible Participating Cumulative Perpetual Preferred Stock, 21,000 shares authorized; 14,700 shares issued and outstanding as of March 31, 2022 and June 30, 2021; liquidation preference of $17,196 and $16,752 as of March 31, 2022 and June 30, 2021, respectively	15	15
Common stock, $1.00 par value, 50,000,000 and 25,000,000 shares authorized as of March 31, 2022 and June 30, 2021, respectively; 18,300,855 and 17,852,793 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively	18,302	17,853
Additional paid-in capital	70,187	66,109
Retained earnings	53,983	66,311
Less accumulated other comprehensive loss	(41,781)	(45,329)
Total stockholders’ equity	$100,706	$104,959
Total liabilities and stockholders’ equity	$358,789	$338,006

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Nine Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(11,884)	$(37,680)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,119	21,231
Impairment of fixed assets	—	1,243
Postretirement Medical benefits gains	—	(14,577)
Deferred income taxes	—	13,472
Net gains from sales of assets	(4,003)	(62)
Net gains on derivatives instruments	(12,798)	(2,875)
Other adjustments	4,963	3,124
Change in operating assets and liabilities:
Accounts receivable	(7,559)	4,210
Inventories	(25,610)	(7,744)
Derivative assets, net	13,223	3,309
Other assets	1,989	3,184
Accounts payable	16,921	6,496
Accrued expenses and other	(2,988)	3,181
Net cash used in operating activities	(9,627)	(3,488)
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,896)	(12,796)
Proceeds from sales of property, plant and equipment	9,062	2,009
Net cash provided by (used in) investing activities	166	(10,787)
Cash flows from financing activities:
Proceeds from Credit Facilities	15,000	27,150
Repayments on Credit Facilities	(4,950)	(61,150)
Payments of finance lease obligations	(144)	(57)
Payment of financing costs	(330)	(3,207)
Net cash provided by (used in) financing activities	9,576	(37,264)
Net increase (decrease) in cash and cash equivalents and restricted cash	115	(51,539)
Cash and cash equivalents and restricted cash at beginning of period	10,438	60,013
Cash and cash equivalents and restricted cash at end of period	$10,553	$8,474

Non-GAAP Financial Measures
In addition to net loss determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“EBITDA” is defined as net loss excluding the impact of:
•income tax expense;
•interest expense; and
•depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as net loss excluding the impact of:
•income tax expense;
•interest expense;
•depreciation and amortization expense;
•ESOP and share-based compensation expense;
•restructuring and other transition expenses;
•strategic initiatives;
•impairment of fixed assets;
•non-recurring costs associated with the COVID-19 pandemic and 2021 severe winter weather;
•net gains and losses from sales of assets; and
•severance costs.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
For purposes of calculating EBITDA and EBITDA Margin and Adjusted EBITDA and Adjusted EBITDA Margin, we have not adjusted for the impact of interest expense on our pension and postretirement benefit plans.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.
We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net loss to EBITDA (unaudited) and EBITDA Margin:

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2022	2021	2022	2021
Net loss, as reported	$(4,040)	$(13,684)	$(11,884)	$(37,680)
Income tax expense (benefit)	90	(60)	278	13,785
Interest expense (1)	736	2,061	4,542	6,055
Depreciation and amortization expense	5,791	6,883	18,119	21,231
EBITDA	$2,577	$(4,800)	$11,055	$3,391
EBITDA Margin	2.2%	(5.2)%	3.2%	1.1%
____________
(1)Excludes interest expense related to pension plans and postretirement benefits plan.
Set forth below is a reconciliation of reported net loss to Adjusted EBITDA (unaudited) and Adjusted EBITDA Margin:

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2022	2021	2022	2021
Net loss, as reported	$(4,040)	$(13,684)	$(11,884)	$(37,680)
Income tax expense (benefit)	90	(60)	278	13,785
Interest expense (1)	736	2,061	4,542	6,055
Depreciation and amortization expense	5,791	6,883	18,119	21,231
ESOP and share-based compensation expense	2,018	1,611	5,015	3,561
Strategic initiatives (2)	—	1,593	—	3,268
Net losses (gains) from sale of assets	426	488	(4,003)	(62)
Severance	—	200	942	1,397
Weather-related event - 2021 severe winter weather	—	109	—	109
Non-recurring costs associated with the COVID-19 pandemic	—	40	—	300
Impairment of fixed assets	—	—	—	1,243
Adjusted EBITDA (3)	$5,021	$(759)	$13,009	$13,207
Adjusted EBITDA Margin	4.2%	(0.8)%	3.8%	4.5%
________
(1) Excludes interest expense related to pension plans and postretirement benefit plans.
(2) Includes initiatives related to the Houston facility exit and opening of the Rialto distribution center.
(3) Adjusted EBITDA for the nine months ended March 31, 2021 includes $14.4 million, of higher amortized gains resulting from the curtailment of the postretirement medical plan in March 2020, which is further described in our consolidated financial statements in the 2021 Form 10-K.

Contact:
Ellipsis    IR
Jeff Majtyka & Kyle King
Investor.relations@farmerbros.com
646-776-0886